UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2025

NMP ACQUISITION CORP
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42725	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

555 Bryant Street, No. 590 Palo Alto, CA 94301
(Address of principal executive offices)

(408) 357-3214

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one Class A Ordinary Share, $0.0001 par value per share, and one Right to acquire one-fifth of one Class A Ordinary Share	NMPAU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	NMP	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-fifth of one Class A Ordinary Share	NMPAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference to the extent required.

Item 8.01 Other Events.

As previously disclosed on a Current Report on Form 8-K dated July 3, 2025 (the “Previous 8-K”), NMP Acquisition Corp. (the “Company”) consummated its initial public offering (the “IPO”) of 10,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share, par value $0.0001 per share (each, a “Class A Ordinary Share”), and one right to receive one-fifth (1/5) of one Class A Ordinary Share upon the completion of the Company’s initial business combination. The Units were sold at a price of $10.00 per Unit, generating aggregate gross proceeds to the Company of $100,000,000. The Company granted the underwriters a 45-day option to purchase up to 1,500,000 additional Units to cover over-allotments, if any.

As also previously disclosed in the Previous 8-K, simultaneously with the closing of the IPO, the Company consummated a private placement (a “Private Placement”) in which (i) Next Move Capital LLC, the Company’s sponsor (the “Sponsor”), purchased 105,000 units (the “Private Units”) at a price of $10.00 per unit, for $1,050,000 in the aggregate, of which $150,000 was paid through the reduction of the outstanding principal amount due under that certain promissory note by and between the Company and the Sponsor, dated as of December 31, 2024, as amended from time to time, by such amount; and (ii) certain third-party investors, none of which are affiliated with the Sponsor, the Company’s officers and directors, the underwriters or any other investor, and certain registered persons of the underwriters purchased 65,000 Private Units, in the aggregate, at a price of $10.00 per unit, for $650,000 in the aggregate.

Subsequently, the underwriters exercised the over-allotment option in full, and the closing of the issuance and sale of the additional Units (the “Over-Allotment Option Units”) occurred on July 10, 2025. The total aggregate issuance by the Company of 1,500,000 Over-Allotment Option Units at a price of $10.00 per unit resulted in total gross proceeds of $15,000,000. On July 10, 2025, simultaneously with the sale of the Over-Allotment Option Units, the Company consummated the private sale of an additional 7,500 Private Units to the Sponsor, generating gross proceeds of $75,000. The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder, as the transactions did not involve a public offering.

In connection with the underwriters’ exercise of the over-allotment option in full, the Company also issued an additional 60,000 Class A Ordinary Shares to the designee of the representative of the underwriters as part of the underwriting compensation relating to the closing of the over-allotment option and sale and issuance of the Over-Allotment Option Units. Further, the underwriters agreed to waive underwriting commissions relating to the IPO in an amount equal to 0.25% of the gross proceeds from the issuance and sale of the Over-Allotment Option Units, or $37,500 in the aggregate. As a result, $37,500 that would have otherwise been payable by the Company as underwriting commissions to the underwriters in connection with the full exercise of the over-allotment option will be available to the Company as additional working capital to be used by the Company prior to the completion of its initial business combination.

A total of $115,000,000 of the net proceeds from the sale of Units in the IPO (including the Over-Allotment Option Units) and the Private Placements on July 2, 2025 and July 10, 2025, were placed in a trust account established for the benefit of the Company’s public shareholders and the underwriters of the IPO with Continental Stock Transfer & Trust Company acting as trustee.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMP Acquisition Corp.

	By:	/s/ Melanie Figueroa
	Name:	Melanie Figueroa
	Title:	Chief Executive Officer and Director

Date: July 10, 2025

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